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                                                                  Exhibit (m)(8)

                      THIS NOTICE OF RULE 12B-1 FEE WAIVER

        THIS NOTICE OF RULE 12B-1 FEE WAIVER is signed as of October 1, 2004, by PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC (PIMS), the Principal Underwriter of The Prudential Investment Portfolios, Inc., an open-end management investment company (the Company).

        WHEREAS, PIMS has been waiving a portion of its distribution and shareholder services fees payable on Class A shares of each series (each, a Fund) of the Company (Rule 12b-1 fees) on a fiscal year basis; and

        WHEREAS, PIMS desires to continue its contractual waiver of a portion of Rule 12b-1 fees for the Company's period ending January 31, 2006; and

        WHEREAS, PIMS understands and intends that the Company will rely on this Notice and agreement in preparing a registration statement on Form N-1A and in accruing each Fund's expenses for purposes of calculating net asset value and for other purposes, and expressly permits the Company to do so; and

        WHEREAS, shareholders of each Fund will benefit from the ongoing contractual waiver by incurring lower Fund operating expenses than they would absent such waiver.

        NOW, THEREFORE, PIMS hereby provides notice that it has agreed to limit the distribution or service (12b-1) fees incurred by Class A shares of each Fund to .25 of 1% of the average daily net assets of the Company. This contractual waiver shall be effective for the Company's period ending January 31, 2006.

        IN WITNESS WHEREOF, PIMS has signed this Notice of Rule 12b-1 Fee Waiver as of the day and year first above written.

PRUDENTIAL INVESTMENT
MANAGEMENT SERVICES LLC

By:     /s/ Robert F. Gunia
        ------------------------

Name:   Robert F. Gunia

Title:  President

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                         NOTICE OF RULE 12B-1 FEE WAIVER

                                 CLASS R SHARES

        THIS NOTICE OF RULE 12B-1 FEE WAIVER is signed as of October 1, 2004, by PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC (PIMS), the principal underwriter of The Prudential Investment Portfolios, Inc., an open-end management investment company (the Fund).

        WHEREAS, PIMS desires to waive a portion of its distribution and shareholder services fees payable on Class R shares of the Fund (Rule 12b-1 fees); and

        WHEREAS, PIMS understands and intends that the Fund will rely on this Notice and agreement in preparing a registration statement on Form N-1A and in accruing the Fund's expenses for purposes of calculating net asset value and for other purposes, and expressly permits the Fund to do so; and

        WHEREAS, shareholders of the Fund will benefit from the ongoing contractual waiver by incurring lower Fund operating expenses than they would absent such waiver.

        NOW, THEREFORE, PIMS hereby provides notice that it has agreed to limit the distribution and service (12b-1) fees incurred by Class R shares of the Fund to .50 of 1% of the average daily net assets of the Fund. This contractual waiver shall be effective from the date hereof until January 31, 2006.

        IN WITNESS WHEREOF, PIMS has signed this Notice of Rule 12b-1 Fee Waiver as of the day and year first above written.

PRUDENTIAL INVESTMENT
MANAGEMENT SERVICES LLC

By:     /s/ Robert F. Gunia
        ------------------------

Name:   Robert F. Gunia

Title:  President